Exhibit 21.1

LIST OF SUBSIDIARIES
OF
NPS PHARMACEUTICALS, INC.
  NPS Services, L.C. (Nevada limited liability company)

  NPS Holdings Company (incorporated in the Province of Nova Scotia, Canada)

  NPS Pharma Canada Inc. (incorporated in the Province of Nova Scotia, Canada)

  Cinacalcet Royalty Sub LLC (Delaware limited liability company)

  NPS Pharma UK Limited (incorporated in the United Kingdom)

  NPS Pharma Holdings U.S., Inc. (Delaware company)

  NPS Pharma Holdings Limited (incorporated in Ireland)

  NPS Pharma International Limited (incorporated in Ireland)

  NPS Pharma Germany GmbH (incorporated in Germany)

  NPS Pharma Argentina S.R.L. (incorporated in Argentina)

  NPS Pharma Japan GK (incorporated in Japan)

  NPS Pharma Japan KK (incorporated in Japan)

  NPS Pharma Brazil Ltda (incorporated in Brazil)

  NPS Pharma Denmark ApS (incorporated in Denmark)

  NPS Pharma France SAS (incorporated in France)

  NPS Pharma Sweden AB (incorporated in Sweden)

  NPS Pharma Italy S.r.l. (incorporated in Italy)

  NPS Pharma Switzerland GmbH (incorporated in Switzerlan)